Exhibit 10.6

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

ELLINGTON RESIDENTIAL MORTGAGE LP

(a Delaware limited partnership)

Dated as of September 24, 2012

- i -

6.03	Indemnification and Exculpation of Indemnitees	31
6.04	Liability of the General Partner	32
6.05	Partnership Obligations	34
6.06	Outside Activities	34
6.07	Employment or Retention of Affiliates	35
6.08	Ellington REIT’s Activities	35
6.09	Title to Partnership Assets	35

ARTICLE VII	CHANGES IN GENERAL PARTNER	36

7.01	Transfer of the General Partner’s Partnership Interest	36
7.02	Admission of a Substitute or Additional General Partner	36
7.03	Removal of General Partner	37

ARTICLE VIII	RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS	37

8.01	Management of the Partnership	37
8.02	Power of Attorney	37
8.03	Limitation on Liability of Limited Partners	37
8.04	Redemption Right	37
8.05	Registration	40

ARTICLE IX	TRANSFERS OF PARTNERSHIP INTERESTS	40

9.01	Purchase for Investment	40
9.02	Restrictions on Transfer of Partnership Units	40
9.03	Admission of Substitute Limited Partner	42
9.04	Rights of Assignees of Partnership Units	43
9.05	Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner	43
9.06	Joint Ownership of Partnership Units	43

ARTICLE X	BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS	44

10.01	Books and Records	44
10.02	Custody of Partnership Funds; Bank Accounts	44
10.03	Fiscal and Taxable Year	44
10.04	Annual Tax Information and Report	44
10.05	Tax Matters Partner; Tax Elections; Special Basis Adjustments	44

ARTICLE XI	AMENDMENT OF AGREEMENT; MERGER	46

11.01	Amendment of Agreement	46
11.02	Merger of Partnership	46

ARTICLE XII	GENERAL PROVISIONS	46

12.01	Notices	46

- ii -

12.02	Survival of Rights	47
12.03	Additional Documents	47
12.04	Severability	47
12.05	Entire Agreement	47
12.06	Pronouns and Plurals	47
12.07	Headings	47
12.08	Counterparts	47
12.09	Governing Law	47

EXHIBITS

EXHIBIT A	-	Partners, Capital Contributions and Percentage Interests
EXHIBIT B	-	Notice of Redemption
EXHIBIT C-1	-	Certification of Non-Foreign Status (For Redeeming Limited Partners That Are Entities)
EXHIBIT C-2	-	Certification of Non-Foreign Status (For Redeeming Limited Partners That Are Individuals)
EXHIBIT D	-	Notice of Election by Partner to Convert LTIP Units into Common Units
EXHIBIT E	-	Notice of Election by Partnership to Force Conversion of LTIP Units into Common Units

- iii -

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

ELLINGTON RESIDENTIAL MORTGAGE LP

RECITALS

Ellington Residential Mortgage LP (the “Partnership”) was formed as a limited partnership under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware effective as of July 20, 2012 and an Agreement of Limited Partnership entered into as of July 31, 2012, by and between EARN OP GP LLC, a Delaware limited liability company (the “General Partner”), and Ellington Residential Mortgage REIT, a Maryland real estate investment trust (the “Ellington REIT”). This Amended and Restated Agreement of Limited Partnership is entered into this 24th day of September, 2012 among the General Partner and the Limited Partners set forth on Exhibit A hereto, for the purpose of amending and restating the Agreement of Limited Partnership.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement of Limited Partnership to read in its entirety as follows:

ARTICLE I

DEFINED TERMS

The following defined terms used in this Agreement shall have the meanings specified below:

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

“Additional Funds” has the meaning set forth in Section 4.03 hereof.

“Additional Securities” means any: (1) shares of beneficial interest of Ellington REIT now or hereafter authorized or reclassified that have dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the REIT Shares (“Preferred Shares”), (2) REIT Shares, (3) shares of beneficial interest of Ellington REIT now or hereafter authorized or reclassified that have dividend rights, or rights upon liquidation, winding up and dissolution, that are junior in rank to the REIT Shares (“Junior Shares”) and (4) (i) rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase or otherwise acquire REIT Shares, Preferred Shares or Junior Shares, or (ii) indebtedness issued by Ellington REIT that provides any of the rights described in clause (4)(i) of this definition (any such securities referred to in clause (4)(i) or (ii) of this definition, “New Securities”).

“Adjustment Events” has the meaning set forth in Section 4.04(a)(i) hereof.

“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) administrative costs and expenses of the General Partner and Ellington REIT, including any salaries or other payments to directors, trustees, officers or employees of the General Partner and Ellington REIT, and any accounting and legal expenses of the General Partner and Ellington REIT, which expenses, the Partners hereby agree, are expenses of the Partnership and not the General Partner and Ellington REIT, and (iii) to the extent not included in clauses (i) or (ii) above, REIT Expenses; provided, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner and Ellington REIT that are attributable to Assets or interests in a Subsidiary that are owned by the General Partner and Ellington REIT other than through its ownership interest in the Partnership.

“Affiliate” means (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, trustee, employee, partner, member, manager or trustee of such Person or any Person controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or partnership interests, contract or otherwise.

“Agreed Value” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner. The names and addresses of the Partners, number of Partnership Units issued to each Partner, and the Agreed Value of non-cash Capital Contributions as of the date of contribution is set forth on Exhibit A, as it may be amended or restated from time to time.

“Agreement” means this Amended and Restated Agreement of Limited Partnership of Ellington Residential Mortgage LP, as it may be amended, supplemented or restated from time to time.

“Articles” means the Articles of Amendment and Restatement of Ellington REIT filed with the State Department and Assessments and Taxation of the State of Maryland, as amended, supplemented or restated from time to time.

“Asset” means any asset or other investment in which the Partnership, directly or indirectly, holds an ownership interest.

“Board of Trustees” means the Board of Trustees of Ellington REIT.

“Business Opportunity” has the meaning set forth in Section 6.06 hereof.

“Capital Account” has the meaning set forth in Section 4.06 hereof.

“Capital Account Limitation” has the meaning set forth in Section 4.05(b) hereof.

“Capital Contribution” means the total amount of cash, cash equivalents and the Agreed Value of any Asset or other asset contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of the Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

“Cash Amount” means an amount of cash per Common Unit equal to the Value of the REIT Shares Amount on the Specified Redemption Date divided by the number of Common Units tendered for redemption.

“Certificate” means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.02 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

“Certificate of Formation” means the Certificate of Formation of the General Partner filed with the Secretary of State of the State of Delaware, as amended or supplemented from time to time.

“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Partnership Unit Distribution” has the meaning set forth in Section 4.04(a)(ii) hereof.

“Common Unit” means a Partnership Unit which is designated as a Common Unit of the Partnership.

“Common Unit Economic Balance” has the meaning set forth in Section 5.01(g) hereof.

“Common Unit Transaction” has the meaning set forth in Section 4.05(f) hereof.

“Constituent Person” has the meaning set forth in Section 4.05(f) hereof.

“Conversion Date” has the meaning set forth in Section 4.05(b) hereof.

“Conversion Factor” means a factor of 1.0, as adjusted as provided in this definition. The Conversion Factor will be adjusted in the event that Ellington REIT (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares. In each of such events, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and; provided, that in the event that an entity other than an Affiliate of Ellington REIT shall become General Partner pursuant to any merger, consolidation or combination of the General Partner or Ellington REIT with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. If, however, the General Partner receives a Notice of Redemption after the record date, if any, but prior to the effective date of such event, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for event. Notwithstanding the foregoing, no adjustment shall be made to the Conversion Factor if the number of outstanding Common Units is otherwise adjusted in the same manner and at the same time as the adjustment to the number of outstanding REIT Shares.

“Conversion Notice” has the meaning set forth in Section 4.05(b) hereof.

“Conversion Right” has the meaning set forth in Section 4.05(a) hereof.

“Distributable Amount” has the meaning set forth in Section 5.02(d) hereof.

“Economic Capital Account Balances” has the meaning set forth in Section 5.01(g) hereof.

“Ellington REIT” means Ellington Residential Mortgage REIT, a Maryland real estate investment trust and the sole member of EARN OP GP LLC.

“Equity Incentive Plan” means any equity incentive or compensation plan hereafter adopted by the Partnership or Ellington REIT.

“ERISA” has the meaning set forth in Section 9.02(a)(iii) hereof.

“Event of Bankruptcy” as to any Person means (i) the filing of a petition for relief as to such Person as debtor or bankrupt under the U.S. Bankruptcy Code of 1978, as amended, or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); (ii) the insolvency or bankruptcy of such Person as finally determined by a court proceeding; (iii) the filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; or (iv) the commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

“Forced Conversion” has the meaning set forth in Section 4.05(c) hereof.

“Forced Conversion Notice” has the meaning set forth in Section 4.05(c) hereof.

“General Partner” means EARN OP GP LLC and its successors and assigns as a general partner of the Partnership, in each case, that is admitted from time to time to the Partnership as a general partner pursuant to the Act and this Agreement and is listed as a general partner on Exhibit A, as such Exhibit A may be amended from time to time, in such Person’s capacity as a general partner of the Partnership.

“General Partnership Interest” means the Partnership Interest held by the General Partner in its capacity as the general partner of the Partnership, which Partnership Interest is an interest as a general partner under the Act. The General Partnership Interest will be a number of Common Units held by the General Partner equal to at least 0.001% of all outstanding Partnership Units. All other Partnership Units owned by the General Partner and any Partnership Units owned by any Affiliate or Subsidiary of the General Partner shall be considered to constitute a Limited Partnership Interest.

“Identified Person” has the meaning set forth in Section 6.06 hereof.

“Identified Persons” has the meaning set forth in Section 6.06 hereof.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (A) the General Partner or (B) a director, trustee, officer or employee of Ellington REIT, the General Partner or the Partnership or any Subsidiary thereof and (ii) such other Persons (including Affiliates of Ellington REIT, the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Independent Trustee” means a trustee of Ellington REIT who meets the independence requirements of the NYSE as set forth from time to time. If at any time there are no Independent Trustees, references herein to “Independent Trustees” shall be deemed to refer to all trustees of Ellington REIT.

“Investment and Securityholders’ Agreement” has the meaning set forth in Section 2.07 hereof.

“Junior Shares” has the meaning set forth in the definition of “Additional Securities.”

“Limited Partner” means any Person named as a Limited Partner on Exhibit A attached hereto, as it may be amended or restated from time to time, and any Person who becomes a Substitute Limited Partner or any additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partnership Interest” means a Partnership Interest held by a Limited Partner at any particular time representing a fractional part of the Partnership Interest of all Limited Partners, and includes any and all benefits to which the holder of such a Limited Partnership Interest may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of the Act. Limited Partnership Interests may be expressed as a number of Common Units, LTIP Units or other Partnership Units.

“Liquidating Gains” has the meaning set forth in Section 5.01(g) hereof.

“LTIP Unit” means a Partnership Unit which is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Section 4.04 hereof and elsewhere in this Agreement in respect of holders of LTIP Units, including both vested LTIP Units and Unvested LTIP Units. The allocation of LTIP Units among the Partners shall be set forth on Exhibit A as it may be amended or restated from time to time.

“LTIP Unitholder” means a Partner that holds LTIP Units.

“Loss” has the meaning set forth in Section 5.01(h) hereof.

“Majority in Interest” means Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners.

“New Securities” has the meaning set forth in the definition of “Additional Securities”.

“Notice of Redemption” means the Notice of Redemption substantially in the form attached as Exhibit B hereto.

“NYSE” means the New York Stock Exchange.

“Partner” means any General Partner or Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(i). A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“Partnership” means Ellington Residential Mortgage LP, a limited partnership formed and continued under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Interest” means an ownership interest in the Partnership held by a Partner, and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Common Units, LTIP Units or other Partnership Units.

“Partnership Loan” means a loan from the Partnership to the Partner on the day the Partnership pays over the excess of the Withheld Amount over the Distributable Amount to a taxing authority.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.02 hereof, which record date shall be the same as the record date established by Ellington REIT for a distribution to its shareholders of some or all of its portion of such distribution.

“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder, and includes Common Units, LTIP Units and any other class or series of Partnership Units that may be established after the date hereof in accordance with the terms hereof. The number of Partnership Units outstanding and the Percentage Interests represented by such Partnership Units are set forth on Exhibit A hereto, as it may be amended or restated from time to time.

“Partnership Unit Designation” has the meaning set forth in Section 4.02(a)(i) hereof.

“Percentage Interest” means the percentage determined by dividing the number of Common Units of a Partner by the sum of the number of Common Units of all Partners, treating LTIP Units, in accordance with Section 4.04(a), as Common Units for this purpose.

“Permitted Transferees” means (A) with respect to any Limited Partner (other than EMG Holdings, L.P. or any of its Affiliates, to the extent such Persons become Limited Partners), (i) any Affiliate of such Limited Partner; (ii) any successor entity of such Limited Partner; and (iii) any other Limited Partner, and (B) with respect to any Limited Partner that is EMG Holdings, L.P. or any of its Affiliates, to the extent such Persons become Limited Partners, (i) any entity directly or indirectly controlled by, or under common control with, EMG Holdings, L.P., other than an investment fund or a vehicle of an investment fund (or investment funds) marketed or sold to external investors (or which the direct or indirect parent investment fund of such vehicle is marketed or sold to external investors) with respect to which EMG Holdings, L.P. or one of its Affiliates serves as the general partner, manager, managing member, controlling securityholder or discretionary manager or advisor; and (ii) any individual who works for or is employed by EMG Holdings, L.P. and its subsidiaries, and any estate planning vehicle established for the primary benefit of such individual and/or his or her spouse or issue.

“Person” means any individual, partnership, corporation, limited liability company, joint venture, trust or other entity.

“Preferred Shares” has the meaning set forth in the definition of “Additional Securities.”

“Profit” has the meaning set forth in Section 5.01(h) hereof.

“Redeeming Limited Partner” has the meaning set forth in Section 8.04(a) hereof.

“Redemption Amount” means either the Cash Amount or the REIT Shares Amount.

“Redemption Right” has the meaning set forth in Section 8.04(a) hereof.

“Registration Rights Agreement” has the meaning set forth in Section 8.05 hereof.

“Regulations” means the Federal Income Tax Regulations issued under the Code, as amended and as subsequently amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

“REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of Ellington REIT and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of Ellington REIT), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any trustee, director, officer or employee of Ellington REIT, (ii) costs and expenses relating to any public offering and registration, or private offering, of securities by Ellington REIT, and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by Ellington REIT, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by Ellington REIT under federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by Ellington REIT with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any health, dental, vision, disability, life insurance, 401(k) plan, incentive plan, bonus plan or other plan providing for compensation or benefits for the trustees, directors, officers or employees of Ellington REIT, Ellington Residential Mortgage Management LLC or any of their Affiliates, (vii) costs and expenses incurred by Ellington REIT relating to any issuance or redemption of Partnership Interests and (viii) all other operating, administrative or financing costs of Ellington REIT incurred in the ordinary course of its business on behalf of or related to the Partnership.

“REIT Shares” means common shares of beneficial interest, par value $0.01 per share, of Ellington REIT (or Successor Entity, as the case may be).

“REIT Shares Amount” means the number of REIT Shares equal to the product of (X) the number of Common Units offered for redemption by a Redeeming Limited Partner, multiplied by (Y) the Conversion Factor as adjusted to and including the Specified Redemption Date; provided that in the event Ellington REIT issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the holders of REIT Shares to subscribe for or purchase or otherwise acquire additional REIT Shares, or any other securities or property (collectively, the “Rights”), and such Rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include such Rights issuable to a holder of the REIT Shares Amount on the record date fixed for purposes of determining the holders of REIT Shares entitled to Rights.

“Rights” has the meaning set forth in the definition of “REIT Shares Amount” herein.

“Safe Harbor Election” has the meaning set forth in Section 10.05(d) hereof.

“Safe Harbor Interest” has the meaning set forth in Section 10.05(d) hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means the Internal Revenue Service.

“Specified Redemption Date” means the first business day of the month that is at least 60 calendar days after the receipt by the General Partner of a Notice of Redemption.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03 hereof.

“Successor Entity” has the meaning set forth in the definition of “Conversion Factor” herein.

“Tax Matters Partner” has the meaning set forth within Section 6231(a)(7) of the Code.

“Trading Day” means a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transaction” has the meaning set forth in Section 7.01(c) hereof.

“Transfer” has the meaning set forth in Section 9.02(a) hereof.

“Unvested LTIP Units” has the meaning set forth in Section 4.04(c)(i) hereof.

“Value” means, with respect to any security, the average of the daily market prices of such security for the ten consecutive Trading Days immediately preceding the date of such valuation. The market price for each such Trading Day shall be: (i) if the security is listed or admitted to trading on the NYSE or any other national securities exchange, the last reported sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the security is not listed or admitted to trading on the NYSE or any other national securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by Ellington REIT, or (iii) if the security is not listed or admitted to trading on the NYSE or any national securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by Ellington REIT, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the security shall be determined by the Board of Trustees acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the security includes any additional rights (including any Rights), then the value of such rights shall be determined by the Board of Trustees acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Vested LTIP Units” has the meaning set forth in Section 4.04(c)(i) hereof.

“Vesting Agreement” means each or any, as the context implies, agreement or instrument entered into by an LTIP Unitholder upon acceptance of an award of LTIP Units under an Equity Incentive Plan.

“Withheld Amount” means any amount required to be withheld by the Partnership to pay over to any taxing authority as a result of any allocation or distribution of income to a Partner.

ARTICLE II

FORMATION OF PARTNERSHIP

2.01 Formation of the Partnership. The Partnership was formed as a limited partnership pursuant to the provisions of the Act and is continued upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

2.02 Name. The Name of the Partnership shall be “Ellington Residential Mortgage LP” and the Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “LP,” “L.P.” or “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners; provided, failure to so notify the Partners shall not invalidate such change or the authority granted hereunder.

2.03 Registered Office and Agent; Principal Office. The registered office of the Partnership in the State of Delaware is located at 615 South DuPont Highway, City of Dover, County of Kent, Delaware 19901, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is National Corporate Research, Ltd. The principal office of the Partnership is located at 53 Forest Avenue, Suite 301, Greenwich, Connecticut 06870, or such other place as the General Partner may from time to time designate. Upon such a change of the principal office of the Partnership, the General Partner shall notify the Partners of such change in the next regular communication to the Partners; provided, failure to so notify the Partners shall not invalidate such change or the authority granted hereunder. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or desirable.

2.04 Term and Dissolution.

(a) The term of the Partnership shall continue in full force and effect until dissolved upon the first to occur of any of the following events:

(i) the dissolution of Ellington REIT together with the consent of the General Partner and the consent of the Majority in Interest;

(ii) the passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such installment obligations are paid in full);

(iii) the redemption of all Limited Partnership Interests (other than any Limited Partnership Interests held by the General Partner), unless the General Partner determines to continue the term of the Partnership by the admission of one or more additional Limited Partners; or

(iv) the dissolution of the Partnership upon election by the General Partner.

(b) Upon dissolution of the Partnership, the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.06 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.

2.05 Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.06 Certificates Describing Partnership Units. At the request of a Limited Partner, the General Partner, at its option, may issue a certificate summarizing the terms of such Limited Partner’s interest in the Partnership, including the class or series and number of Partnership Units owned and the Percentage Interest represented by such Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as determined by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

THIS CERTIFICATE IS NOT NEGOTIABLE. THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY AND TRANSFERABLE ONLY IN ACCORDANCE WITH (A) THE PROVISIONS OF THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ELLINGTON RESIDENTIAL MORTGAGE LP, AS AMENDED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME, AND (B) ANY APPLICABLE FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS.

2.07 Investment and Securityholders’ Agreement. Each Partner, by its signature below or by its subsequent admission to the Partnership, hereby agrees to become a party to and bound by that certain Investment and Securityholders’ Agreement dated as of the date hereof, by and between Ellington Residential Mortgage REIT, Blackstone Tactical Opportunities EARN Holdings L.L.C., EMG Holdings, L.P., any other securityholders of Ellington REIT who become party to such agreement from time to time pursuant to the terms thereof, and Ellington Residential Mortgage Management LLC, as such agreement may be amended from time to time (the “Investment and Securityholders’ Agreement”).

ARTICLE III

BUSINESS OF THE PARTNERSHIP

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, that, if the Board of Trustees determines to cause Ellington REIT to qualify as a REIT pursuant to the Code, such business shall be limited to and conducted in such a manner as to permit Ellington REIT at all times thereafter to qualify as a REIT, unless and until such time as Ellington REIT otherwise shall have ceased to, or the Board of Trustees determines, pursuant to Section 5.5 of the Articles, that Ellington REIT shall no longer qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting Ellington REIT’s right in its sole and absolute discretion to determine to cause Ellington REIT to qualify as a REIT or to cease qualifying as a REIT, the Partners acknowledge that Ellington REIT intends in the future to elect REIT status under the Code and the avoidance of income and excise taxes on Ellington REIT inures to the benefit of all the Partners and not solely to the General Partner, Ellington REIT or their Affiliates. Notwithstanding the foregoing, the Limited Partners agree that Ellington REIT may determine to cause Ellington REIT to qualify as a REIT under the Code at any time and terminate or revoke its status as a REIT under the Code at any time. Ellington REIT shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” taxable as a corporation for purposes of Section 7704 of the Code.

ARTICLE IV

CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.01 Capital Contributions. The General Partner and each Limited Partner has made or is deemed to have made a capital contribution to the Partnership in exchange for the Partnership Units set forth opposite such Partner’s name on Exhibit A hereto, as it may be amended or restated from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner’s ownership of Partnership Units.

4.02 Additional Capital Contributions and Issuances of Additional Partnership Units. Except as provided in the Investment and Securityholders’ Agreement and in this Section 4.02 or in Section 4.03 hereof, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests, in the form of Partnership Units, in respect thereof, in the manner contemplated in this Section 4.02.

(a) Issuances of Additional Partnership Units.

(i) General. As of the effective date of this Agreement, the Partnership shall have two classes of Partnership Units, entitled “Common Units” and “LTIP Units.” The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose at any time or from time to time to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. The General Partner’s determination that consideration is adequate shall be conclusive insofar as the adequacy of consideration relates to whether the Partnership Units are validly issued and fully paid. Any additional Partnership Units issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the then-outstanding Partnership Units held by the Limited Partners, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law that cannot be preempted by the terms hereof and as set forth in a written document hereafter attached to and made an exhibit to this Agreement (each, a “Partnership Unit Designation”), including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Units; (ii) the right of each such class or series of Partnership Units to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Units upon dissolution and liquidation of the Partnership; provided, that no additional Partnership Units shall be issued to the General Partner or Ellington REIT (or any direct or indirect wholly owned Subsidiary of the General Partner or Ellington REIT) unless:

(1) (A) the additional Partnership Units are issued in connection with an issuance of REIT Shares or other shares of beneficial interest of, or other interests in, Ellington REIT, which REIT Shares, capital stock or other interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Units issued to the General Partner or Ellington REIT (or any direct or indirect wholly owned Subsidiary of the General Partner or Ellington REIT) by the Partnership in accordance with this Section 4.02 and (B) the General Partner or Ellington REIT (or any direct or indirect wholly owned Subsidiary of the General Partner or Ellington REIT) shall make a Capital Contribution to the Partnership in an amount equal to the cash consideration received by Ellington REIT from the issuance of such REIT Shares, capital stock or other interests in Ellington REIT;

(2) the additional Partnership Units are issued in connection with an issuance of REIT Shares or other shares of beneficial interest of, or other interests in, Ellington REIT pursuant to a taxable share dividend declared by Ellington REIT, which REIT Shares, capital stock or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Units issued to the General Partner or Ellington REIT (or any direct or indirect wholly owned Subsidiary of the General Partner or Ellington REIT) by the Partnership in accordance with this Section 4.02, provided that (A) if Ellington REIT allows the holders of its REIT Shares to elect whether to receive such dividend in REIT Shares or other shares of beneficial interest of, or other interests in Ellington REIT or cash, the Partnership will give the Limited Partners (excluding the General Partner, Ellington REIT or any direct or indirect Subsidiary of the General Partner or Ellington REIT) the same election to elect to receive (I) Partnership Units or cash or, (II) at the election of Ellington REIT, REIT Shares, shares of beneficial interest or other interests in Ellington REIT or cash, and (B) if the Partnership issues additional Partnership Units pursuant to this Section 4.02(a)(i)(2), then an amount of income equal to the value of the Partnership Units received will be allocated to those holders of Common Units that elect to receive additional Partnership Units;

(3) the additional Partnership Units are issued in exchange for property owned by the General Partner or Ellington REIT (or any direct or indirect wholly owned Subsidiary of the General Partner or Ellington REIT) with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Units; or

(4) the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of Ellington REIT and the Partnership. Upon the issuance of any additional Partnership Units, the General Partner shall amend Exhibit A as appropriate to reflect such issuance.

(ii) Upon Issuance of Additional Securities. Ellington REIT shall not issue any Additional Securities (other than REIT Shares issued in connection with an exchange pursuant to Section 8.04 hereof or REIT Shares or other shares of beneficial interest of or other interests in Ellington REIT issued in connection with a taxable stock dividend as described in Section 4.02(a)(i)(2) hereof) or any transaction that would cause an adjustment to the Conversion Factor or Rights other than to all holders of REIT Shares, Preferred Shares, Junior Shares or New Securities, as the case may be, unless (A) the General Partner shall cause the Partnership to issue to the General Partner or Ellington REIT (or any direct or indirect wholly owned Subsidiary of the General Partner or Ellington REIT) Partnership Units or Rights having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) Ellington REIT, directly or through the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner or another direct or indirect wholly owned Subsidiary of Ellington REIT) contributes the proceeds from the issuance of such Additional Securities and from any exercise of Rights contained in such Additional Securities to the Partnership; provided, that Ellington REIT is allowed to issue Additional Securities in connection with an acquisition of Assets to be held directly by Ellington REIT, but if and only if, such direct acquisition and issuance of Additional Securities have been approved by the Board of Trustees, including a majority of the Independent Trustees. Without limiting the foregoing, Ellington REIT is expressly authorized to issue Additional Securities for less than fair market value, and the General Partner is authorized to cause the Partnership to issue to the General Partner or Ellington REIT (or any direct or indirect wholly owned Subsidiary of the General Partner or Ellington REIT) corresponding Partnership Units, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of Ellington REIT and the Partnership and (y) Ellington REIT, directly or through the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner or another direct or indirect wholly owned Subsidiary of Ellington REIT) contributes all proceeds from such issuance to the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to a share purchase plan providing for purchases of REIT Shares at a discount from fair market value or pursuant to share awards, including stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, and restricted or other share awards approved by the Board of Trustees. For example, in the event Ellington REIT issues REIT Shares for a cash purchase price and Ellington REIT, directly or through the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner or another direct or indirect wholly owned Subsidiary of Ellington REIT) contributes all of the proceeds of such issuance to the Partnership as required hereunder, the General Partner or Ellington REIT (or any direct or indirect wholly owned Subsidiary of the General Partner or Ellington REIT) shall be issued a number of additional Partnership Units equal to the product of (A) the number of such REIT Shares issued by Ellington REIT, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

(b) Certain Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, Ellington REIT, directly or through the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner or another direct or indirect wholly owned Subsidiary of Ellington REIT) shall make Capital Contributions to the Partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by Ellington REIT, directly or through the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner or another direct or indirect wholly owned Subsidiary of Ellington REIT) are less than the gross proceeds of such issuance as a result of any underwriter’s discount, commissions, placement fees or other expenses paid or incurred in connection with such issuance, then Ellington REIT, directly or through the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner or another direct or indirect wholly owned Subsidiary of Ellington REIT) shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter’s discount, commissions, placement fees or other expenses paid by Ellington REIT, and the Partnership shall be deemed simultaneously to have reimbursed such discount, commissions, placement fees and expenses as an Administrative Expense for the benefit of the Partnership for purposes of Section 6.05(b) hereof.

(c) Repurchases of Ellington REIT Securities. If Ellington REIT shall repurchase shares of any class or series of beneficial interest of Ellington REIT, the purchase price thereof and all costs incurred in connection with such repurchase shall be reimbursed to Ellington REIT by the Partnership pursuant to Section 6.05 hereof and the General Partner shall, to the extent such redemption is made in exchange for cash, cause the Partnership to redeem an equivalent number of Partnership Units of the appropriate class or series held by Ellington REIT (or any direct or indirect wholly owned Subsidiary of Ellington REIT) (which, in the case of REIT Shares, shall be a number equal to the quotient of the number of such REIT Shares divided by the Conversion Factor).

4.03 Additional Funding. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) subject to Section 2.9 of the Investment and Securityholders’ Agreement, elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise.

4.04 LTIP Units.

(a) Issuance of LTIP Units. Notwithstanding anything contained herein to the contrary, the General Partner may from time to time issue LTIP Units to Persons who provide services to or for the benefit of the Partnership, the General Partner or Ellington REIT for such consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. Subject to the following provisions of this Section 4.04 and the special provisions of Section 4.05 and Section 5.01(g) hereof, LTIP Units shall be treated as Common Units, with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Partners’ Percentage Interests, holders of LTIP Units shall be treated as Common Unit holders and LTIP Units shall be treated as Common Units. In particular, the Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Common Units for conversion, distribution and other purposes, including, without limitation, complying with the following procedures:

(i) If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Common Units and LTIP Units. The following shall be “Adjustment Events”: (A) the Partnership makes a distribution on all outstanding Common Units in Partnership Units, (B) the Partnership subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business Common Unit Transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan or (z) the issuance of any Partnership Units to the General Partner or Ellington REIT (or any direct or indirect wholly owned Subsidiary of the General Partner or Ellington REIT) in respect of a capital contribution to the Partnership of proceeds from the sale of Additional Securities by Ellington REIT. If the Partnership takes an action affecting the Common Units other than actions specifically described above as “Adjustment Events” and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by any Equity Incentive Plan and Vesting Agreement, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units, as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall deliver a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment; provided, the failure to deliver such notice shall not invalidate the adjustment or the authority granted hereunder, and

(ii) The LTIP Unitholders shall, when, as and if authorized and declared by the General Partner out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per Common Unit (the “Common Partnership Unit Distribution”), paid to holders of Common Units on such Partnership Record Date established by the General Partner with respect to such distribution; provided, that distributions of assets on liquidation, dissolution or winding up shall be made solely in accordance with the Partners’ positive Capital Account balances as provided in Section 5.06(a). So long as any LTIP Units are outstanding, no distributions (whether in cash or in kind) shall be authorized, declared or paid on Common Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units; provided, that distributions of assets on liquidation, dissolution or winding up shall be made solely in accordance with the Partners’ positive Capital Account balances as provided in Section 5.06(a).

(b) Priority. Subject to the provisions of this Section 4.04, the special provisions of Section 4.05 and Section 5.01(g) hereof and any Vesting Agreement, the LTIP Units shall rank pari passu with the Common Units as to the payment of regular and special periodic or other distributions; provided, that distributions of assets on liquidation, dissolution or winding up shall be made solely in accordance with the Partners’ positive Capital Account balances as provided in Section 5.06(a). As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Partnership Units which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Common Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units; provided, that distributions of assets on liquidation, dissolution or winding up shall be made solely in accordance with the Partners’ positive Capital Account balances as provided in Section 5.06(a). Subject to the terms of any Vesting Agreement, an LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Common Units are entitled to transfer their Common Units pursuant to Article IX.

(c) Special Provisions. LTIP Units shall be subject to the following special provisions:

(i) Vesting Agreements. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement. The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Equity Incentive Plan, if applicable. LTIP Units that have vested under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested LTIP Units.” Upon grant, the grantee of any LTIP Unit shall be treated as a Partner for all purposes. The Partners acknowledge that the liquidation value of each LTIP Unit shall be zero upon grant, the amount equal to the zero Capital Account balance of such LTIP Unit upon grant, for all purposes (including Section 10.05(d)).

(ii) Forfeiture. Unless otherwise specified in the Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership or the General Partner exercises such right to repurchase or forfeiture in accordance with the applicable Vesting Agreement, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date prior to the effective date of the forfeiture. In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the product of (A) the balance of the LTIP Unitholder’s Capital Account attributable to all of the LTIP Units held prior to the repurchase or forfeiture and (B) the quotient obtained by dividing (x) the number of LTIP Units, if any, held by the LTIP Unitholder after the repurchase or forfeiture and (y) the number of LTIP Units held by the LTIP Unitholder prior to the repurchase or forfeiture.

(iii) Allocations. LTIP Unitholders shall be entitled to certain special allocations of gain under Section 5.01(g) hereof.

(iv) Redemption. The Redemption Right provided to Limited Partners under Section 8.04 hereof shall not apply with respect to LTIP Units unless and until they are converted to Common Units as provided in clause (v) below and Section 4.05 hereof.

(v) Conversion to Common Units. Vested LTIP Units are eligible to be converted into Common Units in accordance with Section 4.05 hereof.

(d) Voting. LTIP Unitholders shall (a) have the same voting rights as the holders of Common Units, with all Vested LTIP Units and Unvested LTIP Units voting as a single class with the Common Units and having one vote per LTIP Unit; and (b) have the additional voting rights that are expressly set forth below. So long as any LTIP Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of a majority of the LTIP Units (Vested LTIP Units and Unvested LTIP Units) outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to LTIP Units so as to materially and adversely affect (as determined in good faith by the General Partner) any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the holders of Common Units; but subject, in any event, to the following provisions:

(i) With respect to any Common Unit Transaction, so long as the LTIP Units are treated in accordance with Section 4.05(f) hereof, the consummation of such Common Unit Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and

(ii) Any creation or issuance of any Partnership Units or of any class or series of Partnership Interest including without limitation additional Common Units or LTIP Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into Common Units.

4.05 Conversion of LTIP Units.

(a) Subject to the provisions of this Section 4.05, an LTIP Unitholder shall have the right (the “Conversion Right”), at such holder’s option, at any time to convert all or a portion of such holder’s Vested LTIP Units into Common Units; provided, that a holder may not exercise the Conversion Right for less than 1,000 Vested LTIP Units or, if such holder holds less than 1,000 Vested LTIP Units, all of the Vested LTIP Units held by such holder. LTIP Unitholders shall not have the right to convert Unvested LTIP Units into Common Units until they become Vested LTIP Units; provided, that when an LTIP Unitholder is notified of the expected occurrence of an event that will cause such LTIP Unitholder’s Unvested LTIP Units to become Vested LTIP Units, such LTIP Unitholder may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into Common Units. In all cases, the conversion of any LTIP Units into Common Units shall be subject to the conditions and procedures set forth in this Section 4.05.

(b) A holder of Vested LTIP Units may convert such LTIP Units into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.04 hereof. Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such Limited Partner, to the extent attributable to its ownership of LTIP Units, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”).

In order to exercise the Conversion Right, an LTIP Unitholder shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit D to the Partnership (with a copy to the General Partner) not less than ten nor more than 60 days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, that if the General Partner has not given to the LTIP Unitholders notice of a proposed or upcoming Common Unit Transaction at least 30 days prior to the effective date of such Common Unit Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth day after such notice from the General Partner of a Common Unit Transaction or (y) the third Trading Day immediately preceding the effective date of such Common Unit Transaction. A Conversion Notice shall be provided in the manner provided in Section 12.01 hereof. Each LTIP Unitholder covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 4.05(b) shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Notice of Redemption pursuant to Section 8.04(a) hereof relating to those Common Units that will be issued to such holder upon conversion of such LTIP Units into Common Units in advance of the Conversion Date; provided, that the redemption of such Common Units by the Partnership shall in no event take place until after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put an LTIP Unitholder in a position where, if such holder so wishes, the Common Units into which such holder’s Vested LTIP Units will be converted can be tendered to the Partnership for redemption simultaneously with such conversion, with the further consequence that, if Ellington REIT elects to assume the Partnership’s redemption obligation with respect to such Common Units under Section 8.04(b) hereof by delivering to such holder the REIT Shares Amount, then such holder can have the REIT Shares Amount issued to such holder simultaneously with the conversion of such holder’s Vested LTIP Units into Common Units. The General Partner and LTIP Unitholder shall reasonably cooperate with each other to coordinate the timing of the events described in the foregoing sentence.

(c) The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by an LTIP Unitholder to be converted (a “Forced Conversion”) into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.04 hereof; provided, that the Partnership may not cause Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to Section 4.05(b) hereof. In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Exhibit E to the applicable LTIP Unitholder not less than ten nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 12.01 hereof and shall be revocable by the General Partner at any time prior to the Forced Conversion.

(d) A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Common Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the General Partner certifying the number of Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Limited Partner pursuant to Article IX hereof may exercise the rights of such Limited Partner pursuant to this Section 4.05 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

(e) For purposes of making future allocations under Section 5.01(g) hereof and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable LTIP Unitholder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.

(f) If the Partnership, the General Partner or Ellington REIT shall be a party to any Common Unit Transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any Common Unit Transaction which constitutes an Adjustment Event) in each case as a result of which Common Units shall be exchanged for or converted into the right, or the holders of Common Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Common Unit Transaction”), then the General Partner shall, subject to the terms of any applicable Equity Incentive Plan or Vesting Agreement, exercise immediately prior to the Common Unit Transaction its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Common Unit Transaction or that would occur in connection with the Common Unit Transaction if the assets of the Partnership were sold at the Common Unit Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Common Unit Transaction (in which case the Conversion Date shall be the effective date of the Common Unit Transaction).

In anticipation of such Forced Conversion and the consummation of the Common Unit Transaction, the Partnership shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such Common Unit Transaction in consideration for the Common Units into which such LTIP Unitholder’s LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Common Unit Transaction by a holder of the same number of Common Units, assuming such holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Common Unit Transaction, prior to such Common Unit Transaction the General Partner shall give prompt written notice to each LTIP Unitholder of such election, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Common Units in connection with such Common Unit Transaction. If an LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by such LTIP Unitholder (or by any of such LTIP Unitholder’s transferees) the same kind and amount of consideration that a holder of a Common Unit would receive if such Common Unit holder failed to make such an election.

Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and any Equity Incentive Plan, the Partnership shall use commercially reasonable efforts to cause the terms of any Common Unit Transaction to be consistent with the provisions of this Section 4.05(f) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units will not be converted into Common Units in connection with the Common Unit Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Common Unit Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholders.

4.06 Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for a Partnership Interest, (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g) or (iv) the Partnership grants a Partnership Interest (other than a de minimis Partnership Interest) as consideration for the provision of services to or for the benefit of the Partnership to an existing Partner acting in a Partner capacity, or to a new Partner acting in a Partner capacity or in anticipation of being a Partner, the General Partner shall revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f); provided, that (i) the issuance of any LTIP Unit shall be deemed to require a revaluation pursuant to this Section 4.06 and (ii) the General Partner may elect not to revalue the property of the Partnership in connection with the issuance of additional Partnership Units pursuant to Section 4.02 to the extent it determines, in its sole and absolute discretion, that revaluing the property of the Partnership is not necessary or appropriate to reflect the relative economic interests of the Partners. When the Partnership’s property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.01 hereof if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.

4.07 Percentage Interests. If the number of outstanding Common Units or other class or series of Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Common Units or other class or series of Partnership Units held by such Partner divided by the aggregate number of Common Units or other class or series of Partnership Units, as applicable, outstanding after giving effect to such increase or decrease. If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.07, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when that adjustment occurs and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests. In the event that there is an increase or decrease in the number of outstanding Partnership Units (other than Common Units or LTIP Units) during a taxable year, the General Partner shall have similar discretion, as provided in the preceding sentences of this Section 4.07, to allocate items of Profit and Loss between the part of the year ending on the day when that increase or decrease occurs and the part of the year beginning on the following day, and that allocation shall take into account the Partners’ relative interests in those items of Profit and Loss before and after such increase or decrease.

4.08 No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution.

4.09 Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

4.10 No Third-Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement, except as provided in Section 6.03(h) hereof, shall be solely for the benefit of, and may be enforced solely by, the parties to this Agreement and their respective permitted successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

ARTICLE V

PROFITS AND LOSSES; DISTRIBUTIONS

5.01 Allocation of Profit and Loss.

(a) Profit. Profit of the Partnership for each fiscal year of the Partnership shall be allocated to the Partners in accordance with their respective Percentage Interests.

(b) Loss. Loss of the Partnership for each fiscal year of the Partnership shall be allocated to the Partners in accordance with their respective Percentage Interests.

(c) Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Percentage Interests, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” of such deduction in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-(2)(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). The manner in which it is reasonably expected that the deductions attributable to nonrecourse liabilities will be allocated for purposes of determining a Partner’s share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be in accordance with a Partner’s Percentage Interest.

(d) Qualified Income Offset. If a Partner receives in any taxable year an adjustment, allocation or distribution described in subparagraphs (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to a Partner in accordance with this Section 5.01(d), to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.01(d).

(e) Capital Account Deficits. Loss shall not be allocated to a Limited Partner to the extent that such allocation would cause a deficit in such Partner’s Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. Any Loss in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of Loss to the General Partner in accordance with this Section 5.01(e), to the extent permitted by Regulations Section 1.704-1(b), Profit first shall be allocated to the General Partner in an amount necessary to offset the Loss previously allocated to the General Partner under this Section 5.01(e).

(f) Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.

(g) Special Allocations Regarding LTIP Units. Notwithstanding the provisions of Sections 5.01(a) and (b) hereof, Liquidating Gains shall first be allocated to the LTIP Unitholders until their Economic Capital Account Balances, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units. For this purpose, “Liquidating Gains” means net capital gains realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the value of Partnership assets under Section 704(b) of the Code. The “Economic Capital Account Balances” of the LTIP Unit holders will be equal to their Capital Account balances plus shares of Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to the extent attributable to their ownership of LTIP Units. Similarly, the “Common Unit Economic Balance” shall mean (i) the Capital Account balance of Ellington REIT, plus the amount of Ellington REIT’s share of any Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain (after reduction to reflect the items described in Regulations Section 1.704-1`(b)(2)(ii)(d)(4), (5) and (6)), in either case to the extent attributable to Ellington REIT’s direct or indirect ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 5.01(g), divided by (ii) the number of Common Units directly or indirectly owned by Ellington REIT. Any such allocations shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this Section 5.01(g). The parties agree that the intent of this Section 5.01(g) is to make the Capital Account balance associated with each LTIP Unit to be economically equivalent to the Capital Account balance associated with Common Units directly or indirectly owned by Ellington REIT (on a per-Unit basis).

(h) Definition of Profit and Loss. “Profit” and “Loss” and any items of income, gain, expense or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.01(c), (d) or (e) hereof. All allocations of income, Profit, gain, Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.01, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). With respect to properties acquired by the Partnership, the General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain and expense as required by Section 704(c) of the Code with respect to such properties, and such election shall be binding on all Partners.

5.02 Distribution of Cash.

(a) Subject to Sections 5.02(c), (d) and (e) hereof and to the terms of any Partnership Unit Designation, the Partnership shall distribute cash at such times and in such amounts as are determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period) in proportion with their respective Common Units on the Partnership Record Date.

(b) In accordance with Section 4.04(a)(ii) hereof, the LTIP Unitholders shall be entitled to receive distributions in an amount per LTIP Unit equal to the Common Partnership Unit Distribution.

(c) If a new or existing Partner acquires additional Partnership Units in exchange for a Capital Contribution on any date other than a Partnership Record Date (other than Partnership Units acquired by the General Partner or Ellington REIT (or any direct or indirect wholly owned Subsidiary of the General Partner or Ellington REIT) in connection with the issuance of additional REIT Shares or Additional Securities), the cash distribution attributable to such additional Partnership Units relating to the Partnership Record Date next following the issuance of such additional Partnership Units shall be reduced in the proportion to (i) the number of days that such additional Partnership Units are held by such Partner bears to (ii) the number of days between such Partnership Record Date and the immediately preceding Partnership Record Date.

(d) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to a Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner (the “Distributable Amount”) equals or exceeds the Withheld Amount, the entire Distributable Amount shall be treated as a distribution of cash to such Partner, or (ii) if the Distributable Amount is less than the Withheld Amount, the excess of the Withheld Amount over the Distributable Amount shall be treated as a Partnership Loan from the Partnership to the Partner on the day the Partnership pays over such amount to a taxing authority. A Partnership Loan shall be repaid upon the demand of the Partnership or, alternatively, through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee and any such distributions so withheld shall be deemed first to have been distributed to the applicable Partner or assignee and then immediately repaid to the Partnership.

Any amounts treated as a Partnership Loan pursuant to this Section 5.02(d) shall bear interest at the lesser of (i) 300 basis points above the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.

(e) In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash dividend or other distribution of cash as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be redeemed.

5.03 REIT Distribution Requirements. During any such time that Ellington REIT shall qualify as a REIT under the Code, the General Partner shall use commercially reasonable efforts, as determined by it in its sole and absolute discretion, to cause the Partnership to distribute amounts sufficient to enable Ellington REIT to pay distributions to its shareholders that will allow Ellington REIT to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code, other than to the extent Ellington REIT elects to retain and pay income tax on its net capital gain.

5.04 No Right to Distributions in Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

5.05 Limitations on Return of Capital Contributions. Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive, and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership’s assets.

5.06 Distributions Upon Liquidation.

(a) Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances; provided, that liquidating distributions shall be made in the same manner as distributions under Section 5.02 if such distributions would result in the Partners receiving an amount different from the amount the Partners would have received pursuant to a liquidating distribution based on Capital Account balances.

(b) For purposes of Section 5.06(a) hereof, the Capital Account of each Partner shall be determined after all adjustments made in accordance with Sections 5.01 and 5.02 hereof resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership’s assets.

(c) Any distributions pursuant to this Section 5.06 shall be made by the end of the Partnership’s taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation). To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

5.07 Substantial Economic Effect. It is the intent of the Partners that the allocations of Profit and Loss under the Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

ARTICLE VI

RIGHTS, OBLIGATIONS AND

POWERS OF THE GENERAL PARTNER

6.01 Management of the Partnership.

(a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership; provided, however, that the General Partner shall not take any action inconsistent with the provisions and terms of the Investment and Securityholders’ Agreement. Subject to the restrictions specifically contained in this Agreement and the Investment and Securityholders’ Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

(i) to authorize, issue, sell, redeem or otherwise purchase any Partnership Units or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Units, or Rights relating to any class or series of Partnership Units) of the Partnership;

(ii) to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(iii) to pay, either directly or by reimbursement, all operating costs and general administrative expenses of the Partnership to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

(iv) to guarantee or become a co-maker of indebtedness of any Subsidiary of the General Partner or the Partnership, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(v) to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general and administrative expenses of Ellington REIT, the General Partner, the Partnership or any Subsidiary of the foregoing to third parties or to Ellington REIT or the General Partner as set forth in this Agreement;

(vi) to hold, manage, hedge, invest and reinvest cash and other Assets of the Partnership;

(vii) to prosecute, defend, arbitrate or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership or the Partnership’s assets;

(viii) to file applications, communicate and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership’s business;

(ix) to make or revoke any election permitted or required of the Partnership by any taxing authority;

(x) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

(xi) to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

(xii) to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, contractors, brokers and such other persons as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;

(xiii) to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

(xiv) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(xv) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(xvi) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(xvii) to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(xviii) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other valid Partnership purpose;

(xix) to merge, consolidate or combine the Partnership with or into another Person;

(xx) to enter into and perform obligations under underwriting or other agreements in connection with issuances of securities by the Partnership or the General Partner or any affiliate thereof;

(xxi) to take such action, or cause the Partnership to take such action, as required pursuant to Article II of the Investment and Securityholders’ Agreement;

(xxii) to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code or an “investment company” or a Subsidiary of an investment company under the Investment Company Act of 1940; and

(xxiii) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, in the event the Board of Trustees determines to cause Ellington REIT to qualify as a REIT under the Code all actions consistent with allowing Ellington REIT at all times thereafter to qualify as a REIT unless and until Ellington REIT voluntarily terminates or revokes its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

(b) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

6.02 Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

6.03 Indemnification and Exculpation of Indemnitees.

(a) The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.03(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.03(a). Any indemnification pursuant to this Section 6.03 shall be made only out of the assets of the Partnership.

(b) The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.03 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c) The indemnification provided by this Section 6.03 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d) The Partnership may purchase and maintain insurance, as an expense of the Partnership, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 6.03, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.03; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Partnership.

(f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.03 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 6.03 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) Any amendment, modification or repeal of this Section 6.03 or any provision hereof shall be prospective only and shall not in any way affect the indemnification of an Indemnitee by the Partnership under this Section 6.03 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.04 Liability of the General Partner.

(a) Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner, nor any of its directors, trustees, officers, managers, members, agents or employees shall be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission if any such party acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.

(b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, the Limited Partners and Ellington REIT’s shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the shareholders of Ellington REIT on the one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the shareholders of Ellington REIT or the Limited Partners; provided, that for so long as Ellington REIT owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either the shareholders of Ellington REIT or the Limited Partners shall be resolved in favor of the shareholders of Ellington REIT. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Limited Partners in connection with such decisions.

(c) Subject to its obligations and duties as General Partner set forth in Section 6.01 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d) Notwithstanding any other provisions of this Agreement or the Act, in the event the Board of Trustees determines to cause Ellington REIT to qualify as a REIT under the Code, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of Ellington REIT to continue to qualify as a REIT or (ii) to prevent Ellington REIT from incurring any taxes under Section 857, Section 4981 or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

(e) Any amendment, modification or repeal of this Section 6.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s or any of its officers’, directors’, trustees’, agents’ or employees’ liability to the Partnership and the Limited Partners under this Section 6.04 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.05 Partnership Obligations.

(a) Except as provided in this Section 6.05 and elsewhere in this Agreement (including the provisions of Articles V and VI hereof regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b) All Administrative Expenses shall be obligations of the Partnership, and the General Partner or Ellington REIT shall be entitled to reimbursement by the Partnership for any expenditure (including Administrative Expenses) incurred by it on behalf of the Partnership that shall be made other than out of the funds of the Partnership. All reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner or Ellington REIT.

6.06 Outside Activities. Subject to Section 6.08 hereof, the Certificate of Formation and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, no officer, trustee, director, manager, employee, agent, trustee, Affiliate or member of the General Partner, the General Partner, Ellington REIT and any shareholder of Ellington REIT (the “Identified Persons” and, individually, as an “Identified Person”) shall have any duty to refrain from directly or indirectly (w) engaging in or possessing any interest in other investments or business opportunities, including but not limited to business opportunities in dissimilar or the same or similar investments, business activities or lines of business of the Partnership and Ellington REIT or in which the Partnership or Ellington REIT may, from time to time, be engaged or propose to engage, including by means of providing advice or other assistance to any such investment, business activity or Person (a “Business Opportunity”), (x) competing with the Partnership or Ellington REIT, (y) pursuing any such Business Opportunity, even if competitive with the investments or business activities of the Partnership or Ellington REIT or (z) buying, selling or trading any securities or commodities for their own accounts (including, without limitation taking positions contrary to those of the Company), and, to the fullest extent permitted by law, no Identified Person shall be liable to the Partnership or Ellington REIT or any Partner or shareholder of either of them for a conflict of interest or a breach of any fiduciary or other duty in respect of the Partnership, its subsidiaries or its Partners by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Partnership hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any Business Opportunity presented to an Identified Person, except as set forth in Section 6.08, the Certificate of Formation and any agreements entered into by the General Partner or its Affiliates with the Partnership. Except as set forth in Section 6.08, the Certificate of Formation and any agreements entered into by the General Partner or its Affiliates with the Partnership, in the event that any Identified Person acquires knowledge of a Business Opportunity, such Identified Person shall have no duty to communicate or offer such Business Opportunity to the Partnership and, to the fullest extent permitted by law, shall not be liable to the Partnership or any Partner for breach of any duty as an investment adviser, general partner, director, trustee or officer of the Partnership or its Affiliates by reason of the fact that such Identified Person pursues or acquires such Business Opportunity. A Business Opportunity shall not be deemed to be a potential Business Opportunity for the Partnership if it is a Business Opportunity that the Partnership is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Partnership’s business or is of no practical advantage to it or that is one in which the Partnership has no reasonable expectancy. Notwithstanding the foregoing, the Partnership does not renounce its interest in any Business Opportunity offered to the Identified Persons if such opportunity is expressly offered to such person solely in the capacity in which such person is affiliated with the Partnership.

6.07 Employment or Retention of Affiliates.

(a) Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price or other payment therefor that the General Partner determines to be fair and reasonable.

(b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.

6.08 Ellington REIT’s Activities. Ellington REIT agrees that, generally, all business activities of Ellington REIT shall be conducted through the Partnership or one or more Subsidiaries of the Partnership; provided, that Ellington REIT may make direct acquisitions or undertake business activities if such acquisitions or activities are made in connection with the issuance of Additional Securities by Ellington REIT or the business activity has been approved by the Board of Trustees. If, at any time, Ellington REIT acquires material assets (other than Partnership Units or other assets on behalf of the Partnership) without transferring such assets to the Partnership, the definition of “REIT Shares Amount” may be adjusted, as reasonably determined by the General Partner, to reflect only the fair market value of a REIT Share attributable to Ellington REIT’s Partnership Units directly or indirectly owned by Ellington REIT and other assets held on behalf of the Partnership.

6.09 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, Ellington REIT or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner or Ellington REIT. Ellington REIT hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or Ellington REIT or any nominee or Affiliate of the General Partner or Ellington REIT shall be held by the General Partner or Ellington REIT for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, that the General Partner or Ellington REIT shall use commercially reasonable efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

ARTICLE VII

CHANGES IN GENERAL PARTNER

7.01 Transfer of the General Partner’s Partnership Interest.

(a) Other than to a wholly-owned subsidiary of Ellington REIT, the General Partner shall not transfer all or any portion of its General Partnership Interests, and the General Partner shall not withdraw as General Partner, except as provided in or in connection with a transaction contemplated by Section 7.01(c) hereof.

(b) The General Partner agrees that its General Partnership Interest will at all times be in the aggregate at least 0.001%.

(c) Except as otherwise provided in the Investment and Securityholders’ Agreement, neither the General Partner nor Ellington REIT shall engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in the General Partner’s state of organization or organizational form or Ellington REIT’s state of incorporation or organizational form), in each case which results in a change of control of the General Partner or Ellington REIT (a “Transaction”), unless the shareholders of Ellington REIT approve such Transaction in accordance with the Articles and the Bylaws of Ellington REIT, each as amended or restated from time to time, the Investment and Securityholders’ Agreement, and applicable law.

7.02 Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

(a) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.05 hereof in connection with such admission shall have been performed;

(b) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel as may be necessary) that the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

7.03 Removal of General Partner.

The Limited Partners may not remove the General Partner, with or without cause.

ARTICLE VIII

RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

8.01 Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner. The Limited Partners covenant and agree not to hold themselves out in a manner that could reasonably be considered in contravention of the terms hereof by any third party.

8.02 Power of Attorney. Each Limited Partner by execution of this Agreement, directly or through execution by power of attorney or other consent, irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates and instruments, including without limitation, any and all amendments and restatements of this Agreement as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.

8.03 Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

8.04 Redemption Right.

(a) Subject to Section 8.04(c) and the provisions of any agreement between the Partnership and one or more Limited Partners, beginning on the date that is twelve months after the date of issuance of any Common Units (treating any Common Units that are issued upon the conversion of LTIP Units as having been issued when the LTIP Units into which they were converted were issued), each Limited Partner (other than Ellington REIT or any Subsidiary of Ellington REIT) shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of such Limited Partner’s Common Units at a redemption price equal to and in the form of the Cash Amount. The Redemption Right shall be exercised pursuant to a Notice of Redemption in the form attached hereto as Exhibit B delivered to the Partnership (with a copy to Ellington REIT) by the Limited Partner who is exercising the Redemption Right (the “Redeeming Limited Partner”), and such notice shall be irrevocable unless otherwise agreed upon by the General Partner. No Limited Partner may deliver more than one Notice of Redemption during each calendar quarter unless otherwise agreed upon by the General Partner. A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Common Units or, if such Limited Partner holds less than one thousand (1,000) Common Units, all of the Common Units held by such Limited Partner. The Redeeming Limited Partner shall have no right, with respect to any Common Units so redeemed, to receive any distribution paid with respect to Common Units if the record date for such distribution is on or after the Specified Redemption Date.

(b) Notwithstanding the provisions of Section 8.04(a) hereof, if a Limited Partner exercises the Redemption Right by delivering to the Partnership a Notice of Redemption, then the General Partner may, in its sole and absolute discretion, elect to cause Ellington REIT to purchase directly and acquire some or all of, and in such event Ellington REIT agrees to purchase and acquire, such Common Units by paying to the Redeeming Limited Partner the REIT Shares Amount, whereupon Ellington REIT shall acquire the Common Units tendered for redemption by the Redeeming Limited Partner and Ellington REIT shall be treated for all purposes of this Agreement as the owner of such Common Units. In the event Ellington REIT shall exercise its right to satisfy the Redemption Right in the manner described in the preceding sentence, the Partnership shall have no obligation to pay any amount to the Redeeming Limited Partner with respect to such Redeeming Limited Partner’s exercise of the Redemption Right, and each of the Redeeming Limited Partner, the Partnership and Ellington REIT shall treat the transaction between Ellington REIT and the Redeeming Limited Partner as a sale of the Redeeming Limited Partner’s Common Units to Ellington REIT for federal income tax purposes. Each Redeeming Limited Partner agrees to execute such documents as Ellington REIT may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

(c) Notwithstanding the provisions of Sections 8.04(a) and 8.04(b) hereof, a Limited Partner shall not be entitled to exercise the Redemption Right if the delivery of REIT Shares to such Limited Partner on the Specified Redemption Date by Ellington REIT pursuant to Section 8.04(b) hereof (regardless of whether or not Ellington REIT would in fact exercise its rights under Section 8.04(b)) would (i) be prohibited under the Articles or (ii) cause the acquisition of REIT Shares by such Limited Partner to be “integrated” with any other distribution of REIT Shares or Common Units for purposes of complying with the registration provisions of the Securities Act. Ellington REIT, in its sole and absolute discretion, may waive the restriction on redemption set forth in this Section 8.04(c).

(d) Each Redeeming Limited Partner covenants and agrees that all Common Units tendered for redemption pursuant to this Section 8.04 will be delivered to the Partnership or Ellington REIT free and clear of all liens, claims, and encumbrances whatsoever and should any such liens, claims or encumbrances exist or arise with respect to such Common Units, neither the Partnership nor Ellington REIT shall be under any obligation to acquire such Common Units pursuant to Section 8.04(a) or Section 8.04(b) hereof. Each Redeeming Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Common Units to the Partnership or Ellington REIT, such Redeeming Limited Partner shall assume and pay such transfer tax.

(e) Any Cash Amount to be paid to a Redeeming Limited Partner pursuant to this Section 8.04 shall be paid on the Specified Redemption Date; provided, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 180 days to the extent required for Ellington REIT to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount and may also delay such Specified Redemption Date to the extent necessary to effect compliance with applicable requirements of the law. Any REIT Share Amount to be paid to a Redeeming Limited Partner pursuant to this Section 8.04 shall be paid on the Specified Redemption Date; provided, that the General Partner may elect to cause the Specified Redemption Date to be delayed to the extent necessary to effect compliance with applicable requirements of the law. Notwithstanding the foregoing, Ellington REIT agrees to use its commercially reasonable efforts to cause the closing of the acquisition of redeemed Common Units hereunder to occur as quickly as reasonably possible.

(f) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the General Partner and the Partnership to comply with any withholding requirements established under the Code or any other federal, state, local or foreign law that apply upon a Redeeming Limited Partner’s exercise of the Redemption Right. If the General Partner determines that Common Units are “United States real property interests” within the meaning of Section 897(c) of the Code, a Redeeming Limited Partner claiming an exemption from withholding must furnish the General Partner with a FIRPTA Certificate in the form attached hereto as Exhibit C and any similar forms or certificates required to avoid or reduce the withholding under federal, state, local or foreign law or such other form as the General Partner may reasonably request. If the Partnership, Ellington REIT or the General Partner is required to withhold and pay over to any taxing authority any amount upon a Redeeming Limited Partner’s exercise of the Redemption Right and if the Redemption Amount equals or exceeds the Withheld Amount, the Withheld Amount shall be treated as an amount received by such Redeeming Limited Partner in redemption of its Common Units. If, however, the Redemption Amount is less than the Withheld Amount, the Redeeming Limited Partner shall not receive any portion of the Redemption Amount, the Redemption Amount shall be treated as an amount received by such Redeeming Limited Partner in redemption of its Common Units, and such Redeeming Limited Partner shall contribute the excess of the Withheld Amount over the Redemption Amount to the Partnership before the Partnership is required to pay over such excess to a taxing authority.

(g) Notwithstanding any other provision of this Agreement, the General Partner may place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights as and if deemed necessary or reasonable to ensure that the Partnership does not constitute a “publicly traded partnership” under Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership that states that, in the opinion of such counsel, restrictions are necessary or reasonable in order to avoid the Partnership being treated as a “publicly traded partnership” under Section 7704 of the Code.

8.05 Registration. Subject to the terms of any other agreement between the General Partner or the Partnership and a Limited Partner with respect to Common Units held by such Limited Partner, a Limited Partner shall only be entitled to the registration rights set forth in that certain Registration Rights Agreement, dated as of the date hereof, by and between Ellington REIT, Blackstone Tactical Opportunities EARN Holdings L.L.C. and EMG Holdings, L.P., as the same may be amended from time to time (the “Registration Rights Agreement”) and only to the extent it is a party thereto, or permitted successor in interest, assignee or third party beneficiary thereof in accordance with the terms of such Registration Rights Agreement.

ARTICLE IX

TRANSFERS OF PARTNERSHIP INTERESTS

9.01 Purchase for Investment.

(a) Each Limited Partner, by its signature below or by its subsequent admission to the Partnership, hereby represents and warrants to the General Partner and to the Partnership that the acquisition of such Limited Partner’s Partnership Units is made for investment purposes only and not with a view to the resale or distribution of such Partnership Units.

(b) Subject to the provisions of the Investment and Securityholders’ Agreement and Section 9.02 hereof, each Limited Partner agrees that such Limited Partner will not sell, assign or otherwise transfer such Limited Partner’s Partnership Units or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.01(a) hereof.

9.02 Restrictions on Transfer of Partnership Units.

(a) Subject to the provisions of the Investment and Securityholders’ Agreement and Sections 9.02(b) and (c) hereof, no Limited Partner may, directly or indirectly, offer, sell, assign, hypothecate, pledge, gift, encumber or otherwise transfer all or any portion of such Limited Partner’s Partnership Units, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in the General Partner’s sole and absolute discretion; provided, however, that in no event may any Transfer be made:

(i) if the Board of Trustees determines that such Transfer would either (x) jeopardize the ability of Ellington REIT to elect to be treated as a REIT or (y) cause Ellington REIT (prior to Ellington REIT electing to be treated as a REIT) or the Partnership to be treated as a publicly traded partnership within the meaning of Section 7704 of the Code;

(ii) except as contemplated pursuant to the Registration Rights Agreement, if such Transfer would require the registration of such Partnership Unit or REIT Share to be Transferred pursuant to any applicable foreign, federal, provincial or state securities Laws;

(iii) if such Transfer would subject Ellington REIT, the Partnership, any of their securityholders or any of their respective Affiliates to regulation under the Investment Company Act of 1940, as amended, or the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or would subject Ellington REIT, the Partnership, any of their securityholders or any of their respective Affiliates to regulation under the Investment Advisers Act of 1940, as amended;

(iv) if such Transfer would result in a violation of any applicable law, and for the avoidance of doubt, applicable law includes applicable securities, ERISA, or antitrust laws;

(v) if such Transfer would require Ellington REIT or any of its Subsidiaries to obtain any licensing or regulatory consent other than any such license or regulatory consent that is immaterial or ministerial in nature or that is a condition to the Transfer;

(vi) if such Transfer would reasonably be expected to have an adverse regulatory impact (other than an immaterial impact) on Ellington REIT or its Subsidiaries; or

(vii) if such Transfer is made to any Person who lacks the legal right, power or capacity to own such Partnership Units or REIT Shares.

The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith (including, but not limited to, cost of legal counsel).

(b) No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or a Transfer pursuant to Section 9.05 hereof) of all of such Limited Partner’s Partnership Units pursuant to this Article IX or pursuant to a redemption of all of such Limited Partner’s Common Units pursuant to Section 8.04 hereof. Upon the permitted Transfer or redemption of all of a Limited Partner’s Common Units, such Limited Partner shall cease to be a Limited Partner.

(c) No Limited Partner may effect a Transfer of its Partnership Units, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Partnership Units under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(d) Any purported Transfer in contravention of any of the provisions of this Article IX shall be void ab initio and ineffectual and shall not be binding upon, or recognized by, the General Partner or the Partnership.

(e) Prior to the consummation of any Transfer under this Article IX, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

9.03 Admission of Substitute Limited Partner.

(a) Subject to the provisions of the Investment and Securityholders’ Agreement and the other provisions of this Article IX, an assignee of the Partnership Units of a Limited Partner (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Partnership Units) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion, and upon the satisfactory completion of the following:

(i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(ii) To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed in accordance with the Act.

(iii) The assignee shall have delivered a letter containing the representations and warranties set forth in Sections 9.01(a) and 9.01(b) hereof.

(iv) If the assignee is a corporation, partnership, limited liability company or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(v) The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.02 hereof.

(vi) The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

(vii) The assignee shall have obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.

(b) For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.03(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c) The General Partner and the Substitute Limited Partner shall cooperate with each other by preparing the documentation required by this Section 9.03 and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.

9.04 Rights of Assignees of Partnership Units.

(a) Subject to the provisions of Section 9.01 and Section 9.02 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Units until the Partnership has received notice thereof.

(b) Any Person who is the assignee of all or any portion of a Limited Partner’s Partnership Units, but does not become a Substitute Limited Partner and desires to make a further assignment of such Partnership Units, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Partnership Units.

9.05 Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if such Limited Partner dies, such Limited Partner’s executor, administrator or trustee, or, if such Limited Partner is finally adjudicated incompetent, such Limited Partner’s committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing such Limited Partner’s estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of such Limited Partner’s Partnership Units and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

9.06 Joint Ownership of Partnership Units. A Partnership Unit may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Unit shall be required to constitute the action of the owners of such Partnership Unit; provided, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Unit held in a joint tenancy with a right of survivorship, the Partnership Unit shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Unit until it shall have received certificated notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Unit to be divided into two equal Partnership Units, which shall thereafter be owned separately by each of the former owners.

ARTICLE X

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

10.01 Books and Records. At all times during the continuance of the Partnership, the General Partner shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership’s federal, state and local income tax returns and reports, (d) copies of this Agreement and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Except as set forth in the Investment and Securityholders’ Agreement, a Limited Partner shall have no rights to review or receive a copy or originals of such records.

10.02 Custody of Partnership Funds; Bank Accounts.

(a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b) All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner. The funds of the Partnership shall not be commingled with the funds of any Person other than the General Partner, except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.02(b).

10.03 Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year unless otherwise required by the Code.

10.04 Annual Tax Information and Report. The General Partner shall prepare and mail (or otherwise make available), or cause its independent accountants to prepare and mail, to each Limited Partner and, to the extent necessary, to each former Limited Partner (or its legal representatives), an IRS Form K-1 (and any applicable equivalent state and local tax form) setting forth in sufficient detail such information as shall enable such Limited Partner or former Limited Partner (or such Limited Partner’s legal representative) to prepare its U.S. federal income tax returns in accordance with the laws, rules and regulations then prevailing, (1) in draft form on or before March 15 of each year for the preceding year; provided that the General Partner shall provide each Limited Partner with any corrections to the draft within a commercially reasonable timeframe after identifying the need to correct such draft, and (2) in final form thereafter, subject to commercially reasonable efforts to make such final form available by April 1 of the year after such calendar year.

10.05 Tax Matters Partner; Tax Elections; Special Basis Adjustments.

(a) The General Partner shall be the Tax Matters Partner of the Partnership. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner’s reasons for determining not to file such a petition.

(b) All elections required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion.

(c) In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Assets. Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

(d) The Partners, intending to be legally bound, hereby authorize the Partnership to make an election (the “Safe Harbor Election”) to have the “liquidation value” safe harbor provided in Proposed Treasury Regulation § 1.83-3(1) and the Proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43, as such safe harbor may be modified when such proposed guidance is issued in final form or as amended by subsequently issued guidance (the “Safe Harbor”), apply to any interest in the Partnership transferred to a service provider while the Safe Harbor Election remains effective, to the extent such interest meets the Safe Harbor requirements (collectively, such interests are referred to as “Safe Harbor Interests”). The Tax Matters Partner is authorized and directed to execute and file the Safe Harbor Election on behalf of the Partnership and the Partners. The Partnership and the Partners (including any person to whom an interest in the Partnership is transferred in connection with the performance of services) hereby agree to comply with all requirements of the Safe Harbor (including forfeiture allocations) with respect to all Safe Harbor Interests and to prepare and file all U.S. federal income tax returns reporting the tax consequences of the issuance and vesting of Safe Harbor Interests consistent with such final Safe Harbor guidance. The Partnership is also authorized to take such actions as are necessary to achieve, under the Safe Harbor, the effect that the election and compliance with all requirements of the Safe Harbor referred to above would be intended to achieve under Proposed Treasury Regulation § 1.83-3, including amending this Agreement. In the event the Safe Harbor Election is rendered moot or obsolete by future legislation that amends Section 83 of the Code, this Section 10.05(d) shall have no effect. The liquidation value of each LTIP Unit shall be zero upon grant as provided in Section 4.04(c)(i).

ARTICLE XI

AMENDMENT OF AGREEMENT; MERGER

11.01 Amendment of Agreement.

The General Partner’s consent shall be required for any amendment to this Agreement. Subject to the provisions of the Investment and Securityholders’ Agreement, the General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect; provided, that the following amendments shall require the consent of a Majority in Interest (other than the General Partner or any Subsidiary of the General Partner):

(a) any amendment affecting the operation of the Conversion Factor or the Redemption Right (except as otherwise provided herein) in a manner that adversely affects the Limited Partners in any material respect;

(b) any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 hereof;

(c) any amendment that would alter the Partnership’s allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 hereof;

(d) any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership; or

(e) any amendment to this Article XI.

11.02 Merger of Partnership.

Subject to the provisions of the Investment and Securityholders’ Agreement, the General Partner, without the consent of the Limited Partners, may (i) merge or consolidate the Partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation or (ii) sell all or substantially all of the assets of the Partnership in a Transaction and may amend this Agreement in connection with any such transaction consistent with the provisions of this Article XI.

ARTICLE XII

GENERAL PROVISIONS

12.01 Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally, by email, by press release, by posting on the web site of the General Partner or upon deposit in the United States mail, registered, first-class postage prepaid return receipt requested, or via courier to the Partners at the addresses set forth in Exhibit A attached hereto, as it may be amended or restated from time to time; provided, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the General Partner and the Partnership shall be delivered at or mailed to its principal office address set forth in Section 2.03 hereof. The General Partner and the Partnership may specify a different address by notifying the Limited Partners in writing of such different address.

12.02 Survival of Rights. Subject to the provisions hereof limiting Transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their permitted respective legal representatives, successors, transferees and assigns.

12.03 Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents that may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

12.04 Severability. If any provision of this Agreement shall be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof. To the extent permitted under applicable law, the severed provision shall be interpreted or modified so as to be enforceable to the maximum extent permitted by law.

12.05 Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

12.06 Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

12.07 Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

12.08 Counterparts. This Agreement may be executed by hand or by power of attorney in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

12.09 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Amended and Restated Agreement of Limited Partnership, all as of the 24th day of September, 2012.

GENERAL PARTNER:

EARN OP GP LLC

By:	Ellington Residential Mortgage REIT
Its:	Sole Member

	By:	/s/ Laurence E. Penn
	Name:	Laurence E. Penn
	Title:	Executive Vice President

LIMITED PARTNER:

ELLINGTON RESIDENTIAL MORTGAGE REIT

By:	/s/ Laurence E. Penn
Name:	Laurence E. Penn
Title:	Executive Vice President

EXHIBIT A

(As of September 24, 2012)

Partner	Cash Contribution	Agreed Value of Capital Contribution	Common Units	LTIP Units	Percentage Interest
General Partner:
EARN OP GP LLC 53 Forest Avenue Suite 301 Greenwich, Connecticut 06870	$31,500	$31,500	1,575	—	0.001%

Limited Partners:
ELLINGTON RESIDENTIAL MORTGAGE REIT 53 Forest Avenue Suite 301 Greenwich, Connecticut 06870	$31,468,500	$31,468,500	1,573,425		99.999%

TOTALS	$31,500,000	$31,500,000	1,575,000	—	100%

Exhibit A-1

EXHIBIT B

NOTICE OF REDEMPTION

In accordance with Section 8.04 of the Amended and Restated Agreement of Limited Partnership, as amended (the “Agreement”), of Ellington Residential Mortgage LP, the undersigned hereby irrevocably (i) presents for redemption                      Common Units in Ellington Residential Mortgage LP in accordance with the terms of the Agreement and the Redemption Right referred to in Section 8.04 thereof, (ii) surrenders such Common Units and all right, title and interest therein and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants and certifies that the undersigned (a) has title to such Common Units, free and clear of the rights and interests of any person or entity other than the Partnership or the General Partner; (b) has the full right, power and authority to cause the redemption of the Common Units as provided herein; and (c) has obtained the approval of all persons or entities, if any, having the right to consent to or approve the Common Units for redemption.

Dated:                         ,

Name of Limited Partner:

(Signature of Limited Partner or Authorized Representative)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Please insert social security or identifying number:

Name:

Exhibit B-1

EXHIBIT C-1

CERTIFICATION OF NON-FOREIGN STATUS

(FOR REDEEMING LIMITED PARTNERS THAT ARE ENTITIES)

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform EARN OP GP LLC (the “General Partner”) and Ellington Residential Mortgage LP (the “Partnership”) that no withholding is required with respect to the redemption by                      (“Partner”) of its Common Units in the Partnership, the undersigned hereby certifies the following on behalf of Partner:

1.	Partner is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the Treasury regulations thereunder.

2.	Partner is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii).

3.	The U.S. employer identification number of Partner is .

4.	The principal business address of Partner is: , and Partner’s place of incorporation is .

5.	Partner agrees to inform the General Partner if it becomes a foreign person at any time during the three-year period immediately following the date of this notice.

6.	Partner understands that this certification may be disclosed to the Internal Revenue Service by the General Partner and that any false statement contained herein could be punished by fine, imprisonment, or both.

PARTNER:

By:
Name:
Title:

Exhibit C-1-1

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Partner.

Date:
Name:
Title:

Exhibit C-1-2

EXHIBIT C-2

CERTIFICATION OF NON-FOREIGN STATUS

(FOR REDEEMING LIMITED PARTNERS THAT ARE INDIVIDUALS)

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform EARN OP GP LLC (the “General Partner”) and Ellington Residential Mortgage LP (the “Partnership”) that no withholding is required with respect to my redemption of my Common Units in the Partnership, I,                     , hereby certify the following:

1.	I am not a nonresident alien for purposes of U.S. income taxation.

2.	My U.S. taxpayer identification number (social security number) is .

3.	My home address is: .

4.	I agree to inform the General Partner promptly if I become a nonresident alien at any time during the three-year period immediately following the date of this notice.

5.	I understand that this certification may be disclosed to the Internal Revenue Service by the General Partner and that any false statement contained herein could be punished by fine, imprisonment, or both.

Name:

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete.

Date:
Name:
Title:

Exhibit C-2-1

EXHIBIT D

NOTICE OF ELECTION BY PARTNER TO CONVERT

LTIP UNITS INTO COMMON UNITS

The undersigned holder of LTIP Units hereby irrevocably: (i) elects to convert the number of LTIP Units in Ellington Residential Mortgage LP (the “Partnership”) set forth below into Common Units in accordance with the terms of the Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of Common Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants and certifies that the undersigned: (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership or the General Partner; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent to or approval of all persons or entities, if any, having the right to consent to or approve such conversion.

Name of Holder:

                                     (Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Date of this Notice:

(Signature of Holder: Sign Exact Name as Registered with Partnership)

(Street Address)

(City)                                                                                  (State)                                                                      (Zip Code)

Signature Guaranteed by:

Exhibit D-1

EXHIBIT E

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION

OF LTIP UNITS INTO COMMON UNITS

Ellington Residential Mortgage LP (the “Partnership”) hereby elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into Common Units in accordance with the terms of the Agreement of Limited Partnership of the Partnership, as amended, effective as of                 (the “Conversion Date”).

Name of Holder:

                                     (Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Date of this Notice:

Exhibit E-1